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                                                                Exhibit (10)(ii)


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the statement of additional information included in the Registration Statement on Form N-4 for individual variable annuity contracts issued through Security Equity Separate Account Twenty-Seven (File No. 811-08892). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By:      /s/ Stephen E. Roth
                                                     ---------------------------
                                                     Stephen E. Roth

Washington, D.C.
November 3, 2003